SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS; CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Executive Bonus Plan

On December 15, 2010, the Board of Directors (the "Board") of Charter Communications, Inc. (the "Company") approved the Executive Bonus Plan ("Plan") for executive officers and certain other managerial and professional employees of the Company and its subsidiaries.  The objectives of the Plan include the Company's desire to provide a strong corporate identity and provide awards commensurate with the achievement of financial performance measures and customer satisfaction goals.

Eligibility for participation in the Plan is based on an employee's position level and salary grade in the organization.  A bonus target award (i.e., percentage of base pay) will be assigned annually to strategic employee positions in the Company based on market competitiveness as well as overall impact.  Senior Management will develop annual performance measures under the Plan, including establishing target awards.  The measures and attainment of awards will be subject to the approval each year of the Board or the Board’s Compensation and Benefits Committee.

Bonuses for eligible employees for any plan year will be determined based on the extent to which the Company’s (or, if applicable, an employee's particular key market area(s)’s) performance during that year meets or exceeds budgeted goals with respect to performance measures as set forth in the Plan.  Unless otherwise provided by law or pursuant to an employment agreement, bonuses are not considered earned until paid.  If an individual’s employment is terminated (either voluntarily or involuntarily) prior to the date on which any bonus is paid, payment of the bonus (in whole or in part) shall be at the sole and exclusive discretion of management; provided that, an individual shall be considered an active employee, eligible for the prior year’s bonus, similar to other active employees in the Plan, if an individual has separated from the Company between December 31 and the date on which the bonus is paid due to position elimination, death, disability or retirement.

See Exhibit 10.1, attached hereto, for the full text of the Plan.

Executive Incentive Performance Plan

Also on December 15, 2010, the Board approved the Executive Incentive Performance Plan (the "Performance Plan") which is intended to provide for payment of qualified performance-based compensation in the form of bonuses that is not subject to the deduction limitation of $1,000,000 of Section 162(m) of the Internal Revenue Code.  The Performance Plan is effective January 1, 2011, subject to the approval of its material terms by the Company's shareholders.  The Performance Plan will be administered by the Company's Section 162(m) Committee of the Board (the "Committee") which will determine annual participation in the Performance Plan.

The Committee will establish objective criteria for the Target Award for each participant for each Performance Period (as defined in the Performance Plan) based on various metrics associated with the Company's performance.  The Committee may not adjust upwards the amount payable pursuant to a Target Award subject to this Performance Plan, nor may it waive the achievement of the performance criteria established pursuant to this Performance Plan for the applicable Performance Period.  The maximum bonus amount payable to each Participant for any calendar year Performance Period shall be $10,000,000.

See Exhibit 10.2, attached hereto, for the full text of the Performance Plan.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Exectuive Bonus Plan.*
10.2	Executive Incentive Performance Plan.*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            CHARTER COMMUNICATIONS, INC.
                                                             Registrant

Dated: December 16, 2010

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President - Finance, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Exectuive Bonus Plan.*
10.2	Executive Incentive Performance Plan.*

* filed herewith